Exhibit 23.6

CONSENT OF SRK (US) CONSULTING, INC.

We hereby consent to the incorporation by reference to Hibbing Taconite 2012 Reserves and Bloom Lake 2011 Reserves in any existing Registration Statement of Cliffs Natural Resources Inc. (the “Company”) of any reserve estimates and other analyses performed by us in our capacity as an independent consultant to the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Date: February 8, 2013	SRK CONSULTING (US), INC.

/s/ Fernando Rodrigues
Name: Fernando Rodrigues, B.S. Mining, MBA MAusIMM, MMSAQP
Title: Principal Consultant, Mining